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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-106505) and related Prospectus of Corixa Corporation for the registration of 4,388,520 shares of its common stock and to the incorporation by reference therein of our report dated January 29, 2003, with respect to the consolidated financial statements of Corixa Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                   /s/ Ernst & Young LLP

Seattle, Washington
September 8, 2003